UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2018

CALAMP CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-12182	95-3647070
(Commission file number)	(IRS Employer Identification Number)

15635 Alton Parkway, Suite 250, Irvine, CA 92618

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 600-5600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events

On July 17, 2018, CalAmp Corp. (the “Company”) issued a press release announcing the pricing of an offering of $200 million aggregate principal amount of its 2.00% Convertible Senior Notes due 2025 (the “notes”) and its grant to the initial purchasers of the notes of an option to purchase up to $30 million aggregate principal amount of the notes.

A copy of the press release is filed as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.

99.1	Press release of the Registrant, dated July 17, 2018, announcing Pricing of $200 Million Private Offering of 2.00% Convertible Senior Notes due 2025.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP. Registrant

By:	/s/ Kurtis J. Binder
Kurtis J. Binder Executive Vice President and Chief Financial Officer

Dated: July 17, 2018